UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2014

RETROPHIN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 837-5863

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shkreli Option Awards

On February 24, 2014 (the “Grant Date”), the Board of Directors (the “Board”), of Retrophin, Inc. (the “Company”) awarded Martin Shkreli, the Company’s Chief Executive Officer and a director of the Company, options to purchase Two Hundred Thousand (200,000) shares of restricted common stock, par value $0.0001 per share (“Common Stock”), of the Company, a pro rata portion of which will vest quarterly during the 3 years following the Grant Date .  Such options expire on the tenth (10th) anniversary of the Grant Date and are exercisable at a price of $19 per share of Common Stock.

Additionally, the  Board awarded Mr. Shkreli options to purchase One Hundred Thousand (100,000) shares of Common Stock, which options shall vest upon such time as the Company’s revenues meet or exceed $50 million in the aggregate over any consecutive four fiscal quarter period (the “Revenue Threshold”); provided, that in no event shall such options vest prior to the first (1st) anniversary of the Grant Date.  Such options will expire on the third (3rd) anniversary of the Grant Date in the event that the Company has not met the Revenue Threshold by such date and shall expire on the tenth (10th) anniversary of the Grant Date if the Company has met the Revenue Threshold by such date.  Such options are exercisable at a price of $19 per share of Common Stock.

The Board also awarded Mr. Shkreli options to purchase One Hundred Thousand (100,000) shares of Common Stock, one-half of which shall vest upon such time as the trailing twenty day average of the closing price of the Common Stock equals or exceeds $25 per share (the “Stock Price Threshold”); provided, that in no event shall such portion of such options vest prior to the first anniversary of the Grant Date.  One-half of such options shall vest upon such time as the trailing twenty day average of the closing price of the Common Stock equals or exceeds $33 per share; provided, that in no event shall such portion of such options vest prior to the second anniversary of the Grant Date.  Such options will expire on the fourth (4th) anniversary of the Grant Date in the event that the Company has not met the Stock Price Threshold by such date and shall expire on the tenth (10th) anniversary of the Grant Date if the Company has met the Stock Price Threshold by such date.  Such options are exercisable at a price of $19 per share of Common Stock.

Restricted Stock Awards to Other Executive Officers

Also on the Grant Date, the Board awarded each of Marc Panoff, the Company’s Chief Financial Officer, and Horacio Plotkin, the Company’s Chief Medical Officer, One Hundred Thousand (100,000) shares of restricted Common Stock, a pro rata portion of which will vest quarterly during the three (3) years following the Grant Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: February 28, 2014	By:	/s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer